Exhibit 5.2

[Richards, Layton & Finger, P.A. Letterhead]

March 20, 2006

State Street Capital Trust III
c/o State Street Bank and Trust Company, N.A.
Two World Financial Center
225 Liberty Street
New York, New York 10006

State Street Corporation
225 Franklin Street
Boston, Massachusetts 02110

Re:                                   State Street Capital Trust III

Ladies and Gentlemen:

We have acted as special Delaware counsel for State Street Corporation, a Massachusetts corporation (the “Company”), and State Street Capital Trust III, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)                                  A certified copy of the Certificate of Trust of the Trust (the “Certificate of Trust”), as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 25, 1998;

(b)                                 The Declaration of Trust of the Trust, dated March 25, 1998 (the “Declaration of Trust”), among the Company, as depositor, and the trustees named therein;

(c)                                  The Registration Statement (the “Registration Statement”) on Form S-3, including a preliminary prospectus (the “Prospectus”), relating to the Capital Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a “Capital Security” and collectively, the “Capital Securities”), to be filed by the Company and the Trust with the Securities and Exchange Commission on or about March 20, 2006;

(d)                                 A form of Amended and Restated Declaration of Trust for the Trust to be entered into among the Company, as depositor, J.P. Morgan Chase and Co. (as successor in interest to Bank One Trust Company, N.A.), as property trustee, the Administrative Trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (including Exhibits A, C and D thereto) to be filed as an exhibit to the Registration Statement (“Declaration of Trust”); and

(e)                                  A Certificate of Good Standing for the Trust, dated March 20, 2006.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust, except that reference herein to any document shall mean such document as in effect on the date hereof.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, that the Certificate of Trust will be in full force and effect and will not be amended and that the Declaration of Trust will be in full force and effect and will be executed in substantially the form reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the “Capital Security Holders”) of a Capital Security Certificate for such Capital Security and the payment for such Capital Security acquired by it, in accordance with the Declaration of Trust and the Registration Statement, (vii) that the Capital Securities are authenticated, issued and sold to the Capital Security Holders in accordance with the Declaration of Trusts and the Registration Statement and (viii) that the Delaware Trustee satisfies the requirements of § 3807 of the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Act”). We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                       The Trust has been duly created and is validly existing in good standing as a statutory trust under the Act.

2.                                       The Capital Securities of the Trust have been duly authorized by the Declaration of Trusts and, when executed and delivered to and paid for by the purchasers thereof in accordance with the Declaration of Trusts and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust

3.                                       The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration of Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus and any supplements thereto. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/jmb